EXHIBIT (a)(viii)
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL ISSUED AND OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES,
EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO, S.A.B. DE C.V.
FOR
PS.81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR
EARLIER TERMINATED.
October 6, 2022
To Our Clients:
Enclosed for your consideration is an offer to purchase, dated October 6, 2022 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) corresponding to the offer by Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Purchaser”) and owned and controlled by the members of the Robinson Bours Family, to purchase (the “U.S. Offer”) any and all the issued and outstanding (i) Series B shares, without par value (the “Series B Shares”), of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of United Mexican States (the “Company”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), from all holders, wherever located, in each case other than any Shares owned directly or indirectly by the Robinson Bours Family and/or its affiliates, for, in the case of Series B Shares, Ps.81.66 in cash per Series B Share and Ps.979.92 in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions set forth in the U.S. Offer to Purchase and in the related Acceptance for Series B Shares. In addition, Purchaser is making a concurrent all cash tender offer directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer”). Non-U.S. holders will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the U.S. Offer Price, payable in Mexican pesos under the terms described in the offering documents relating to the Mexican Offer.

In addition, Innisfree M&A Incorporated, the information agent for the U.S. Offer (the “Information Agent”), can help answer your questions, and may be contacted toll free according to the contact information detailed at the end of this form or the back cover of the U.S. Offer to Purchase.
All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.
We (or our nominees) are the holder of record of Series B Shares held by us for your account. A tender of such Series B Shares can be made only by us as the holder of record and pursuant to your instructions. If you wish to have us tender any or all of Series B Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your Series B Shares, all such Series B Shares will be tendered unless otherwise specified. Upon receipt of your instructions we shall cause the applicable participant in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) (which may be a securities intermediary or Mexican subcustodian) through which you hold your Series B Shares to complete, sign and submit an acceptance for Series B Shares in Mexico (the “Acceptance for Series B Shares”) to Casa de Bolsa BBVA México, S.A. de C.V., Grupo Financiero BBVA México (“BBVA”) and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to BBVA.
Please forward your instructions to us in ample time to permit us to submit a tender on your behalf through the participant in Indeval prior to the expiration of the acceptance period under the U.S. Offer.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Series B Shares held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.
THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
Your attention is directed to the following:
1.
The Offer commenced on October 6, 2022 and will expire at 5:00 p.m., New York City time, on November 4, 2022 (the “Expiration Date”), unless extended or earlier terminated.

2.
The Offer is subject to the satisfaction or waiver of the conditions described in The U.S. Offer — Section 11 — “Conditions to the U.S. Offer” of the Offer to Purchase.

3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Dealer Manager) in connection with the solicitation of tenders of Series B Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other securities intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws or Mexican tax laws, the Custodian (or Mexican subcustodian) generally will be required to withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of Series B Shares pursuant to the Offer.

5.
If you instruct us to tender Series B Shares on your behalf, we will effect that tender through the applicable participant in the Indeval (which may be a securities intermediary or Mexican subcustodian) through which you hold Series B Shares. The applicable participant in Indeval shall complete, sign and submit an Acceptance for Series B Shares in Mexico to BBVA and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to BBVA.

A valid tender of Series B Shares will be deemed to have been received only if the two conditions below are met:
(a)
BBVA receives a confirmation of a book-entry transfer before the Expiration Date of the Series B Shares into its Indeval account; and

(b)
the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Date a duly completed and executed Acceptance for Series B Shares to BBVA.

6.
Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the Offer or any delay in making payment for the Series B Shares.

7.
As of the date of the Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the Offer.

9.
Any Series B Shares being tendered must be delivered in accordance with the procedures described in this U.S. Offer to Purchase on or before the Expiration Date.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SERIES B SHARES HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
BBVA IS NOT CARRYING OUT ANY ACTIVITIES IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF THE PURCHASER OR OTHERWISE AND WILL NOT BE ENGAGING IN DIRECT OR INDIRECT COMMUNICATIONS RELATING TO THE U.S. OFFER. THEREFORE BBVA WILL ONLY RECEIVE ACCEPTANCES FOR SERIES B SHARES DIRECTLY FROM INDEVAL PARTICIPANTS IN MEXICO AND U.S. HOLDERS SHOULD NOT. IF YOU ARE A U.S. HOLDER OF SERIES B SHARES DO NOT DELIVER AN ACCEPTANCE FOR SERIES B SHARES DIRECTLY TO BBVA. U.S. HOLDERS SHOULD NOT CONTACT BBVA.
The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series B Shares in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Payment for Series B Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by BBVA in accordance with the procedures set forth in the U.S. Offer to Purchase.
You may request additional information or copies of the U.S. Offer to Purchase from the Information Agent at its address and telephone number set forth below. You may also contact your broker or other securities intermediary for assistance concerning the U.S. Offer.

PLEASE READ THE INSTRUCTIONS IN THIS LETTER CAREFULLY.
By causing the participant in Indeval through which you hold your Series B Shares to submit an Acceptance for Series B Shares in Mexico to BBVA and to transfer through the Indeval system the applicable Series B Shares to BBVA, you will be deemed to represent, warrant and agree with Purchaser, subject to and effective upon Purchaser’s acceptance of your Series B Shares, that:
•
you sell, assign and transfer to Purchaser all right, title and interest in and to all the Series B Shares being tendered and all dividends, distributions and rights declared, paid or distributed in respect of such Series B Shares or securities on or after the Acceptance Date;

•
you shall have no further rights with respect to the tendered Series B Shares, except that you shall have a right to receive from Purchaser the U.S. Offer Price in accordance with the terms and conditions of the U.S. Offer;

•
you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the Series B Shares, and that when the Series B Shares are accepted for purchase by Purchaser, Purchaser will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after the Acceptance Date with respect to the Series B Shares in respect of which the U.S. Offer is accepted or deemed to be accepted;

•
you will, upon request, execute and deliver any additional documents deemed by Purchaser or Indeval participant (including pursuant to instructions from BBVA pursuant to Mexican requirements only) to be necessary or desirable to complete the sale, assignment and transfer of the Series B Shares tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof;

•
all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and your obligations shall be binding upon your heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns; and

•
you acknowledge that you have received and read the combined Schedule TO and Schedule 13E-3 filed relating to the U.S. Offer and its exhibits, including the U.S. Offer to Purchase and the accompanying Acceptance for Series B Shares and its instructions. A copy of the U.S. Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the Information Agent at the telephone numbers provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the U.S. Offer to Purchase and the Acceptance for Series B Shares, and that Purchaser may enforce the Acceptance for Series B Shares against you.

The valid tender of Series B Shares pursuant to the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the U.S. Offer. Purchaser’s acceptance for payment of Series B Shares, as described above, will constitute a binding agreement between the tendering security holder and Purchaser upon the terms and subject to the conditions of the U.S. Offer. Under no circumstances will interest be paid on the U.S. Offer Price for the Series B Shares.
The terms and conditions contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, the Acceptance for Series B Shares, which shall be read and construed accordingly.
THE ACCEPTANCE FOR SERIES B SHARES SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF THE CONSIDERATION PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE SERIES B SHARES BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY BBVA AS PROVIDED IN THE U.S. OFFER TO PURCHASE AND THE ACCEPTANCE FOR SERIES B SHARES.

INSTRUCTION FORM WITH RESPECT TO
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES,
EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO S.A.B. DE C.V.
FOR
PS. 81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
PURSUANT TO THE U.S. OFFER TO PURCHASE DATED OCTOBER 6, 2022
The undersigned hereby instruct(s) you to tender the number of Series B Shares indicated below (and if no number is indicated, all Series B Shares) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the Acceptance for Series B Shares. The undersigned further instruct(s) you to cause the applicable participant in the S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) (which may be a securities intermediary or Mexican subcustodian) through which the undersigned hold its Series B Shares to complete, sign and submit an acceptance for Series B Shares in Mexico (the “Acceptance for Series B Shares”) to Casa de Bolsa BBVA México, S.A. de C.V., Grupo Financiero BBVA México (“BBVA”) and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to BBVA.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of the Series B Shares, including questions as to the proper completion or execution of any Acceptance for Series B Shares, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of Series B Shares by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Series B Shares.
The undersigned further acknowledge(s) that delivery of this instruction letter does not constitute a valid tender of Series B Shares. A valid tender of Series B Shares will be deemed to have been received only if the two conditions below are met:
(a)
BBVA receives a confirmation of a book-entry transfer before the Expiration Date of the Series B Shares into its Indeval account; and

(b)
the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Date a duly completed and executed Acceptance for Series B Shares to BBVA.

BBVA IS NOT CARRYING OUT ANY ACTIVITIES IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF THE PURCHASER OR OTHERWISE AND WILL NOT BE ENGAGING IN DIRECT OR INDIRECT COMMUNICATIONS RELATING TO THE U.S. OFFER. THEREFORE BBVA WILL ONLY RECEIVE ACCEPTANCES FOR SERIES B SHARES DIRECTLY FROM INDEVAL PARTICIPANTS IN MEXICO AND U.S. HOLDERS SHOULD NOT DELIVER AN ACCEPTANCE FOR SERIES B SHARES DIRECTLY TO BBVA. U.S. HOLDERS SHOULD NOT CONTACT BBVA.
THE ACCEPTANCE FOR SERIES B SHARES IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SERIES B SHARES HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH SERIES B SHARES IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

For Series B Shares
Number of Series B Shares to be Tendered:
Series B Shares*
Account Number:
Dated

*
Unless otherwise indicated, it will be assumed that all Series B Shares held for the undersigned’s account are to be tendered.

SIGN HERE

Signature(s)

Name(s)

Address(es)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

For Assistance Please Contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll free:
1 (877) 687-1871 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The Dealer Manager for the U.S. Offer is:
Citigroup